Exhibit 4.0

COMMON STOCK	COMMON STOCK
CERTIFICATE NO.
SHARES

BV FINANCIAL, INC.

ORGANIZED UNDER THE LAWS OF THE UNITED STATES

THIS CERTIFIES THAT:

[SPECIMEN]

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $0.01 PAR VALUE

PER SHARE OF BV FINANCIAL, INC.

The shares represented by this certificate are transferable only on the stock transfer books of BV Financial, Inc. (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter of the Company and any amendments thereto (copies of which are on file with the Corporate Secretary of the Company), to all of which provisions the holder by acceptance hereof, assents. This certificate is not valid until countersigned and registered by the Corporation’s Transfer Agent and Registrar.

THE SHARES ARE NOT A DEPOSIT ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

IN WITNESS WHEREOF, BV FINANCIAL, INC. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:	[SEAL]

President and Chief Executive Officer	Corporate Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFTS MIN ACT - custodian
(Cust) (Minor)

TEN ENT - as tenants by the entireties	under Uniform Gifts to Minors Act
______________________
(State)

JT TEN - as joint tenants with right of	UNIF TRF MIN ACT custodian (until age )
survivorship and not as tenants	(Cust)

in common	under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

    IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

                                                                                           shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint                                                                                                                                            , attorney, to transfer the said stock on the books of the within-named bank with full power of substitution in the premises.

DATED	_________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15